FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE MONTHS AND YEAR ENDED DECEMBER 31, 2012

Highlights

•	Adjusted Funds from Operations (“AFFO”) of $0.22 and $0.97 per share-diluted (see Schedule I).

•	Book value allocable to common shareholders per share of $5.61 at December 31, 2012 as compared to $5.48 at December 31, 2011 (see Schedule II).

•	Total revenues increased by $7.8 million, or 31.1% and $27.7 million, or 28.9% as compared to the three months and year ended December 31, 2011, respectively.

•	GAAP net income allocable to common shares of $0.14 and $0.71 per share-diluted.

•	Common stock cash dividend of $0.20 and $0.80 per share.

New York, N.Y., March 4, 2013 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on commercial real estate (“CRE”) assets, commercial mortgage-backed securities (“CMBS”), commercial finance assets and other investments, reported results for the three months and year ended December 31, 2012.

•
AFFO for the three months and year ended December 31, 2012 was $22.3 million, or $0.22 per share-diluted, and $86.2 million, or $0.97 per share-diluted, respectively. A reconciliation of GAAP net income to AFFO is set forth in Schedule I of this release.

•
GAAP net income allocable to common shares for the three months and year ended December 31, 2012 was $14.1 million, or $0.14 per share-diluted and $63.2 million, or $0.71 per share-diluted, respectively as compared to $0.4 million, or $0.01 per share-diluted and $37.7 million, or $0.53 per share-diluted for the three months and year ended December 31, 2011, respectively.

Jonathan Cohen, CEO and President of Resource Capital Corp., commented, "Resource Capital Corp had a very good 2012 and is well positioned for 2013.  We continue to source new investments across all of the asset classes in which we participate. With growing revenues, good liquidity, good credit quality and good dividend coverage, I believe that we are in excellent shape. We are very excited about our expanding commercial real estate mortgage business.  The re-emergence of loan securitization for this asset class greatly enhances our growth prospects.”

Additional highlights:
Commercial Real Estate

•	CRE loan portfolio is comprised of approximately 85% senior whole loans as of December 31, 2012, as compared to 87% a year ago.

•
RSO closed $157.7 million of new whole loans in the last twelve months with a weighted average yield of 6.7%, including origination fees. RSO also acquired $15.2 million of loans purchased with a weighted average yield of 20.0%. In addition, RSO funded $5.7 million of previous loan commitments on existing loans.

The following table summarizes RSO's CRE loan activities and fundings of previous commitments, at par, for the three months and year ended December 31, 2012 (in millions, except percentages):

	Three Months Ended	Year Ended	Floating Weighted Average Spread (1) (2)	Weighted Average Fixed Rate (2)
	December 31, 2012	December 31, 2012
New whole loans production (3)	$48.0	$163.4	3.43%	6.15%
Acquisition of loans	15.2	15.2	—%	20.00%
Loan production, gross	63.2	178.6
Payoffs (4)	(35.3)	(92.0)
Principal paydowns	(4.4)	(9.4)
Loans, net (5)	$23.5	$77.2
________________

(1)
Represents the weighted average rate above the one-month London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR as of December 31, 2012. Of these loans, $168.6 million have LIBOR floors with a weighted average floor of 2.08%.

(2)	Reflects rates on RSO's portfolio balance as of December 31, 2012.

(3)	Whole loan production includes funding of previous commitments of $1.5 million for the three months and $5.7 million for the year ended December 31, 2012.

(4)	CRE loan payoffs and extensions resulted in $567,000 and $1.7 million in extension and exit fees during the three months and year ended December 31, 2012, respectively.

(5)	The basis of net new loans does not include provisions for losses on legacy CRE loans of $384,000 for the three months and $5.1 million for the year ended December 31, 2012.
CMBS

•
During the year ended December 31, 2012, RSO acquired $51.3 million, par value, of CMBS. These 2012 CMBS purchases were financed by RSO's Wells Fargo repurchase facility and were AAA rated by at least one rating agency. In addition, RSO acquired $19.7 million, par value, of CMBS which were financed by 30-day repurchase contracts with a repurchase value of $13.2 million. Also, during the year ended December 31, 2012, RSO acquired $43.5 million, par value, of CMBS, which were not financed with debt.

Commercial Finance - Syndicated Bank Loans

•
RSO's bank loan portfolio, including asset-backed securities (“ABS”), corporate bonds and certain loans held for sale, at the end of the fourth quarter of 2012 was $1.3 billion, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 3.47% at December 31, 2012. RSO's bank loan portfolio is 100% match-funded through five collateralized loan obligation (“CLO”) issuances.

•
During the three months and year ended December 31, 2012, RSO bought bank loans through its CLOs with a par value of $109.7 million and $479.5 million, respectively, at a net discount of $1.2 million and $7.1 million, respectively. These purchased loans have an aggregate weighted average unlevered annual yield of approximately 5.1% and 4.5%, respectively.

•	RSO, through its subsidiary, Resource Capital Asset Management, earned $7.0 million of net fees during the year ended December 31, 2012.

Corporate

•
RSO issued 3.9 million shares of its common stock through a dividend reinvestment plan, at a net price of $5.81 per share for net proceeds of $22.6 million during the three months ended December 31, 2012.

•
RSO also sold 127,000 shares of its 8.25% Series B cumulative Preferred Stock at a weighted average price of $24.85 with a liquidation preference of $25.00 per share for net proceeds of $3.1 million for the three months ended December 31, 2012 pursuant to an at-the-market program.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of RSO's investment portfolio as of December 31, 2012, classified by interest rate and by asset type. The following table includes both (i) the amortized cost of RSO's investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RSO's investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):

	Amortized cost	Dollar price	Net carrying amount	Dollar price	Net carrying amount less amortized cost	Dollar price
December 31, 2012
Floating rate
RMBS	$6,047	36.14%	$5,564	33.25%	$(483)	(2.89)%
CMBS-private placement	28,147	100.00%	12,814	45.52%	(15,333)	(54.48)%
Structured notes	9,413	26.67%	19,279	54.62%	9,866	27.95%
Other ABS	—	—%	23	0.27%	23	0.27%
Mezzanine loans (1)	15,845	99.95%	15,644	98.68%	(201)	(1.27)%
Whole loans (1)	533,938	99.64%	527,018	98.35%	(6,920)	(1.29)%
Bank loans (2)	1,178,420	97.09%	1,168,715	97.08%	(9,705)	(0.01)%
Loans held for sale (3)	48,894	92.42%	48,894	92.38%	—	(0.04)%
ABS Securities	26,479	89.42%	27,052	91.36%	573	1.94%
Corporate Bonds	33,767	101.82%	33,700	101.61%	(67)	(0.21)%
Total floating rate	1,880,950	95.98%	1,858,703	94.85%	(22,247)	(1.13)%
Fixed rate
CMBS-private placement	154,681	68.14%	158,001	69.61%	3,320	1.47%
B notes (1)	16,327	99.30%	16,121	98.05%	(206)	(1.25)%
Mezzanine loans (1)	66,941	99.70%	66,282	98.73%	(659)	(0.97)%
Loans receivable-related party	8,324	100.00%	8,324	100.00%	—	—%
Total fixed rate	246,273	77.23%	248,728	78.00%	2,455	0.77%
Other (non-interest bearing)
Investment in real estate	75,386	100.00%	75,386	100.00%	—	—%
Investment in unconsolidated entities	45,413	100.00%	45,413	100.00%	—	—%
Total other	120,799	100.00%	120,799	100.00%	—	—%
Grand total	$2,248,022	93.70%	$2,228,230	92.87%	$(19,792)	(0.83)%

(1)	Net carrying amount includes an allowance for loan losses of $8.0 million at December 31, 2012, allocated as follows: B notes ($206,000), mezzanine loans ($860,000) and whole loans ($6.9) million.

(2)	Net carrying amount includes allowance for loan losses of $9.7 million as of December 31, 2012.

(3)	Loans held for sale are carried at the lower of cost or fair market value. Amortized cost is equal to fair value.

Liquidity
At February 28, 2013, after paying RSO's fourth quarter 2012 common and preferred stock dividends, RSO's liquidity is derived from two primary sources:

•	unrestricted cash and cash equivalents of $99.3 million, restricted cash of $500,000 in margin call accounts and $4.1 million in the form of real estate escrows, reserves and deposits; and

•
capital available for reinvestment in its seven collateralized debt obligation ("CDO") and CLO entities of $30.0 million, of which $775,000 is designated to finance future funding commitments on CRE loans, loan principal repayments that will pay down outstanding CLO notes of $79.1 million and $11.2 million in interest collections.

In addition, RSO has funds available through two CRE term facilities to finance the purchase of CMBS and the origination of commercial real estate loans of $40.4 million and $56.9 million, respectively.
Capital Allocation
As of December 31, 2012, RSO had allocated its invested equity capital among its targeted asset classes as follows: 83% in CRE assets, 15% in commercial finance assets and 2% in other investments.
Supplemental Information
The following schedules of reconciliations or supplemental information as of December 31, 2012 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income to Funds from Operations (“FFO”) and AFFO.

•	Schedule II - Book value allocable to common shareholders rollforward.

•	Schedule III - Summary of CDO and CLO Performance Statistics.

•	Supplemental Information regarding loan investment statistics, CRE loans and bank loans.
About Resource Capital Corp.
RSO is a diversified real estate finance company that is organized and conducts its operations to qualify as a REIT for federal income tax purposes. RSO's investment strategy focuses on CRE assets, and, to a lesser extent, commercial finance assets and other investments. RSO invests in the following asset classes: CRE-related assets such as commercial real estate property, whole loans, A-notes, B-notes, mezzanine loans, CMBS and investments in real estate joint ventures as well as commercial finance assets such as bank loans, lease receivables, other asset-backed securities, corporate bonds, trust preferred securities, debt tranches of CDOs, structured note investments, and private equity investments principally issued by financial institutions.
RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, Inc. (NASDAQ: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the real estate, financial fund management and commercial finance sectors.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com.

Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and the risks expressed in other of its public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.
The remainder of this release contains RSO's unaudited consolidated balance sheets, unaudited consolidated statements of income, reconciliation of GAAP net income to FFO and AFFO, Book value allocable to common shareholders rollforward, summary of CDO and CLO performance statistics and supplemental information regarding RSO's CRE loan and bank loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2012	December 31, 2011
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$85,278	$43,116
Restricted cash	94,112	142,806
Investment securities, trading	24,843	38,673
Investment securities available-for-sale, pledged as collateral, at fair value	195,200	136,188
Investment securities available-for-sale, at fair value	36,390	4,678
Linked transactions, net at fair value	6,835	2,275
Loans held for sale	48,894	3,154
Property available-for-sale	—	2,980
Investment in real estate	75,386	48,027
Loans, pledged as collateral and net of allowances of $17.7 million and $27.5 million	1,793,780	1,772,063
Loans receivable–related party	8,324	9,497
Investments in unconsolidated entities	45,413	47,899
Interest receivable	7,763	8,836
Deferred tax asset	2,766	626
Principal paydown receivable	25,570	—
Intangible assets	13,192	19,813
Prepaid expenses	10,396	648
Other assets	4,109	3,445
Total assets	$2,478,251	$2,284,724
LIABILITIES (2)
Borrowings	$1,785,600	$1,794,083
Distribution payable	21,655	19,979
Accrued interest expense	2,918	3,260
Derivatives, at fair value	14,687	13,210
Accrued tax liability	13,641	12,567
Deferred tax liability	8,376	5,624
Accounts payable and other liabilities	18,029	6,311
Total liabilities	1,864,906	1,855,034
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 8.50% Series A 100,000,000 shares authorized, 676,373 shares issued and outstanding	1	—
Preferred stock, par value $0.001: 8.25% Series B 100,000,000 shares authorized, 1,126,898 shares issued and outstanding	1	—
Common stock, par value $0.001: 500,000,000 shares authorized; 105,118,093 and 79,877,516 shares issued and outstanding (including 3,308,343 and 1,428,931 unvested restricted shares)	105	80
Additional paid-in capital	836,053	659,700
Accumulated other comprehensive loss	(27,078)	(46,327)
Distributions in excess of earnings	(195,737)	(183,763)
Total stockholders’ equity	613,345	429,690
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,478,251	$2,284,724

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	December 31, 2012	December 31, 2011
	(unaudited)
(1) Assets of consolidated Variable Interest Entities ("VIEs") included in the total assets (a) above:
Restricted cash	$90,108	$138,120
Investments securities available-for-sale, pledged as collateral, at fair value	135,566	89,045
Loans held for sale	14,894	3,154
Property available-for-sale	—	2,980
Loans, pledged as collateral and net of allowances of $15.2 million and $17.2 million	1,678,719	1,730,950
Interest receivable	5,986	6,003
Prepaid expenses	328	212
Principal paydown receivable	25,570	—
Other assets	333	24
Total assets of consolidated VIEs	$1,951,504	$1,970,488

(2) Liabilities of consolidated VIEs included in the total liabilities above (b):
Borrowings	$1,614,882	$1,689,638
Accrued interest expense	2,666	2,943
Derivatives, at fair value	14,078	12,000
Accounts payable and other liabilities	698	442
Total liabilities of consolidated VIEs	$1,632,324	$1,705,023
(a) Assets of each of the consolidated VIEs may only be used to settle the obligations of each respective VIE.
(b) The creditors of the Company's VIEs have no recourse to the general credit of the Company.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
REVENUES
Interest income:
Loans	$38,273	$26,035	$109,030	$86,739
Securities	3,776	3,507	14,296	12,424
Interest income − other	1,800	3,877	10,004	10,711
Total interest income	43,849	33,419	133,330	109,874
Interest expense	17,332	11,071	42,792	32,186
Net interest income	26,517	22,348	90,538	77,688
Rental income	4,821	1,884	11,463	3,656
Dividend income	18	518	69	3,045
Equity in (losses) earnings of unconsolidated subsidiaries	(1,240)	819	(2,709)	112
Fee income	1,540	1,930	7,068	7,789
Net realized gain (loss) on sales of investment securities available-for-sale and loans	1,958	(1,821)	4,106	2,643
Net realized and unrealized (loss) gain on investment securities, trading	(915)	(560)	12,435	837
Unrealized gain/(loss) and net interest income on linked transactions, net	342	93	728	216
Total revenues	33,041	25,211	123,698	95,986

OPERATING EXPENSES
Management fees − related party	5,000	2,400	18,512	11,022
Equity compensation − related party	1,224	1,127	4,636	2,526
Professional services	2,138	1,259	4,700	3,791
Insurance	161	161	639	658
Rental operating expense	3,590	1,348	8,046	2,743
General and administrative	1,057	754	4,434	3,950
Depreciation and amortization	1,911	1,754	5,885	4,619
Income tax expense	7,624	7,767	14,602	12,036
Net impairment losses recognized in earnings	—	2,249	180	6,898
Provision for loan losses	9,017	5,979	16,818	13,896
Total operating expenses	31,722	24,798	78,452	62,139
	1,319	413	45,246	33,847
OTHER REVENUE (EXPENSE)
Gain on consolidation	2,498	—	2,498	—
Gain on the extinguishment of debt	11,235	—	16,699	3,875
Other expenses	—	—	—	(6)
Total other revenue	13,733	—	19,197	3,869
NET INCOME	15,052	413	64,443	37,716
Net income allocated to preferred shares	(911)	—	(1,244)	—
NET INCOME ALLOCABLE TO COMMON SHARES	$14,141	$413	$63,199	$37,716
NET INCOME PER COMMON SHARE - BASIC	$0.14	$0.01	$0.71	$0.54
NET INCOME PER COMMON SHARE - DILUTED	$0.14	$0.01	$0.71	$0.53
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	99,773,470	76,806,318	88,410,272	70,410,131
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	100,958,978	77,325,974	89,284,488	70,809,088

SCHEDULE I
RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO FFO and AFFO
(in thousands, except per share data)
(unaudited)

Funds from Operations
We evaluate our performance based on several performance measures, including funds from operations, or FFO, and adjusted funds from operations, or AFFO, in addition to net income.  We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts as net income (computed in accordance with GAAP), excluding gains or losses on the sale of depreciable real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.
AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.  We calculate AFFO by adding or subtracting from FFO the non-cash impacts of the following: non-cash impairment losses resulting from fair value adjustments on financial instruments, provision for loan losses, non-economic income related to VIE accounting, gains on the extinguishment of debt, equity investment gains and losses, straight-line rental effects, share based compensation, amortization of various deferred items and intangible assets, gains on sales of property through a joint venture in addition to the cash impact of capital expenditures that are related to our real estate owned.
Management believes that FFO and AFFO are appropriate measures of our operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  Management uses FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP, and capital expenditures, that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods.
While our calculations of AFFO may differ from the methodology used for calculating AFFO by other REITs and our AFFO may not be comparable to AFFO reported by other REITs, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare its performance with some other REITs.  Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP.  Furthermore FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to GAAP net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

The following table reconciles GAAP net income to FFO and AFFO for the periods presented (in thousands):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)
Net income allocable to common shares - GAAP	$14,141	$413	$63,199	$37,716
Adjustments:
Real estate depreciation and amortization	661	1,112	2,686	2,606
Gains on sales of properties (1)	(224)	—	(1,664)	—
Impairment charges on repossessed real estate assets	—	—	—	1,449
FFO	14,578	1,525	64,221	41,771
Adjustments:
Non-cash items:
Adjust for impact of imputed interest on VIE accounting	(3,049)	—	(3,049)	—
Provision for loan losses	7,900	2,249	12,408	6,898
Amortization of deferred costs (non real estate) and intangible assets	3,140	193	8,896	317
Equity investment losses (gains)	956	(7)	3,256	(17)
Share-based compensation	1,224	1,127	4,636	2,526
Impairment losses on real property held for sale	—	1,771	180	5,870
Straight-line rental adjustments	1	—	15	—
Gain on the extinguishment of debt	(11,235)	—	(13,070)	(3,875)
Incentive Management Fee adjustment related to extinguishment of debt	2,614	—	2,614	—
REIT tax planning adjustments	6,810	11,008	6,810	11,751
Cash items:
Gains on sales of joint venture real estate interests (1)	224	—	1,664	—
Gain on the extinguishment of debt	7	—	670	—
Capital expenditures	(826)	(864)	(3,081)	(1,296)
AFFO	$22,344	$17,002	$86,170	$63,945

Weighted average common shares – diluted	100,959	77,326	89,284	70,809

AFFO per common share – diluted	$0.22	$0.22	$0.97	$0.90
__________________

(1)	Amount represents gains on sales of joint venture real estate interests from a joint venture that were recorded by us.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
BOOK VALUE ALLOCABLE TO COMMON SHAREHOLDERS ROLLFORWARD
(dollars in thousands, except per share data)
(unaudited)

	Amount	Per Share
Book value at December 31, 2011, allocable to common shareholders (1)	$429,690	$5.48
Net income allocable to common shareholders	63,199	0.62

Change in other comprehensive income:
Available for sale securities	20,498	0.20
Derivatives	(1,249)	(0.01)
Common dividends	(75,095)	(0.73)
Proceeds/Accretion from additional shares issued during the year (2)	133,850	0.05
Total net increases	141,203	0.13
Book value at December 31, 2012, allocable to common shareholders (1)(3)	$570,893	$5.61
__________________

(1)
Per share calculations exclude unvested restricted stock, as disclosed on the consolidated balance sheet, of 1.4 million and 3.3 million shares as of December 31, 2011 and December 31, 2012, respectively. The book value calculations above at December 31, 2011 are revised from previous disclosures to reflect the adjustment for the exclusion of the unvested restricted stock.

(2)
Includes issuance of common shares from a common stock offering of 9.8 million shares and from our dividend reinvestment plan of 13.1 million shares and 460,000 combined incentive management fee shares issued to the Manager and vesting of shares of restricted stock.

(3)	Book value is calculated as total stockholder's equity of $613.3 million less preferred stock equity of $42.4 million.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF CDO AND CLO PERFORMANCE STATISTICS
(in thousands)
(unaudited)

Collateralized Debt Obligations - Distributions and Coverage Test Summary

The following table sets forth cash distributions from RSO's CDO investments and a summary of coverage test compliance for the CDO issuers for the periods presented:

		Cash Distributions		Annualized Interest Coverage Cushion	Overcollateralization Cushion
		Year Ended		As of	As of	As of Initial
		December 31,		December 31,	December 31,	Measurement
Name	CDO Type	2012 (1)	2011 (1)	2012 (2) (3)	2012 (4)	Date
		(actual)	(actual)
Apidos CDO I (5)	CLO	$7,971	$9,305	$5,521	$13,386	$17,136
Apidos CDO III (6)	CLO	$8,742	$8,351	$3,997	$9,900	$11,269
Apidos Cinco CDO	CLO	$11,109	$9,941	$6,420	$19,294	$17,774
Apidos CLO VIII (7)	CLO	$5,186	$—	$4,681	$14,610	$13,657
Whitney CLO I (8)	CLO	$567	$—	$22	$15,171	$—
RREF 2006-1 (9)	CRE CDO	$15,032	$11,637	$10,167	$45,837	$24,941
RREF 2007-1 (10)	CRE CDO	$13,226	$10,743	$11,621	$32,641	$26,032
__________________

(1)	Distributions on retained equity interests in CDOs (comprised of note investments and preference share ownership).

(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(3)	Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to RSO's preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

(5)	Apidos CDO I reinvestment period expired in July 2011.

(6)	Apidos CDO III reinvestment period expired in June 2012.

(7)	Distributions from Apidos CLO VIII, which closed in October 2011, include $757,000 in subordinated management fees; RSO's contribution of $15.0 million represents 43% of the subordinated debt.

(8)	Whitney CLO I was acquired in October 2012, when RSO purchased 66% of the outstanding preference shares.

(9)	RREF CDO 2006-1 reinvestment period expired in September 2011.

(10)	RREF CDO 2007-1 reinvestment period expired in June 2012.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)

Loan Investment Statistics

The following table presents information on RSO's impaired loans and related allowances for the periods indicated (based on amortized cost):

	December 31,	December 31,
	2012	2011
	(unaudited)
Allowance for loan losses:
Specific allowance:
Commercial real estate loans	$2,142	$17,065
Bank loans	3,236	1,593
Total specific allowance	5,378	18,658
General allowance:
Commercial real estate loans	5,844	7,156
Bank loans	6,468	1,704
Total general allowance	12,312	8,860
Total allowance for loans	$17,690	$27,518
Allowance as a percentage of total loans	0.9%	1.5%

Loans held for sale:
Commercial real estate loans held for sale	$34,000	$—
Bank loans held for sale	14,894	3,154
Total loans held for sale (1)	$48,894	$3,154
__________________

(1)	Loans held for sale are presented at the lower of cost or fair value.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents commercial real estate loan portfolio statistics as of December 31, 2012 (based on par value):

Security type:
Whole loans	85.1%
Mezzanine loans	12.4%
B Notes	2.5%
Total	100.0%

Collateral type:
Multifamily	35.6%
Hotel	19.5%
Retail	17.2%
Office	15.6%
Flex	4.9%
Industrial	2.1%
Self-storage	0.9%
Other	4.2%
Total	100.0%

Collateral location:
Southern California	33.8%
Northern California	13.9%
Texas	11.1%
Arizona	7.9%
Washington	4.5%
Florida	3.3%
Other	25.5%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents bank loan portfolio statistics by industry as of December 31, 2012 (based on par value):

Industry type:
Healthcare, education and childcare	13.2%
Diversified/conglomerate service	8.7%
Broadcasting and entertainment	7.5%
Automobile	6.8%
Chemicals, plastics and rubber	5.8%
Retail Stores	5.7%
Electronics	4.9%
Hotels, motels, inns and gaming	4.7%
Telecommunications	3.8%
Personal, food and miscellaneous services	3.4%
Personal transportation	3.1%
Leisure, amusement, motion pictures, entertainment	3.1%
Printing and publishing	2.8%
Other	26.5%
Total	100.0%